                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                         WORK INTERNATIONAL CORPORATION


                                  ARTICLE ONE

     Work International Corporation (the "Corporation"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act (the "TBCA"), hereby adopts these Amended and Restated Articles of Incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such Amended and Restated Articles of Incorporation as hereinafter set forth and which contain no other changes in any provision thereof:


                                  ARTICLE TWO

     The articles of incorporation of the Corporation are amended by the Amended and Restated Articles of Incorporation as follows:

     Article I is amended and restated in its entirety as follows:

                                   "ARTICLE I
                                      NAME

          The name of the corporation is WORK International Corporation (the "Corporation")."

     The first paragraph of Article IV is amended (i) to increase the aggregate number of authorized shares to 55,000,000 from 25,000,000, and (ii) to increase the authorized shares of common stock, par value $.001 ("Common Stock"), to 50,000,000 from 20,000,000. Article IV is further amended by adding a new second paragraph providing for a split of the presently outstanding 2,975,000 shares of Common Stock into 1,491,085 shares of Common Stock by splitting each outstanding share of Common Stock into 0.50120488 of a share of Common Stock (the "Reverse Split"). So amended, the first two paragraphs of Article IV are restated in their entirety as follows:

          "The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 55,000,000 shares, consisting of: (i) 50,000,000 shares of common stock, par value $.001 per share
     (the "Common Stock"), and (ii) 5,000,000 shares of preferred stock, par value $.001 per share

     (the "Preferred Stock"). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine. Each share of Common Stock shall be entitled to one vote. The Board of Directors has designated two series of the Corporation's Preferred Stock. The Statement of Designation, Preferences, Rights and Limitations of the Series A Preferred Stock is attached hereto as Exhibit A and is incorporated herein by reference. The Statement of Designation, Preferences, Rights and Limitations of the Series B Preferred Stock is attached hereto as Exhibit B and is incorporated herein by reference.

          Each of the shares of the Common Stock outstanding at the date and time these Amended and Restated Articles of Incorporation are filed shall be split into 0.50120488 of a share of the Common Stock (the "Reverse Split") without any further action by the shareholders or Board of Directors of the Corporation. No fractional shares shall be issued, and the number of shares to be issued to each stockholder shall be rounded up or down to the nearest whole number. Pursuant to the terms of the Statement of Designation, Preferences, Rights and Limitations of the Series A Preferred Stock, as a result of the Reverse Split, the Conversion Factor for the Series A Preferred Stock will be 4.98798. Pursuant to the terms of the Statement of Designation, Preferences, Rights and Limitations of the Series B Preferred Stock, as a result of the Reverse Split, the Conversion Factor for the Series B Preferred Stock will be 7.980768."

     Paragraph A of Article X is amended to delay dividing the board of directors into three classes until the Corporation has a class or series of capital stock registered under the Securities Exchange Act of 1934 and to change the year-end dates preceding the annual meetings marking the expiration of the terms of directors first elected to Class I, Class II, and Class III to 1998, 1999, and 2000 respectively. So amended, paragraph A of Article X is restated in its entirety as follows:

          "A. NUMBER, ELECTION AND TERMS OF DIRECTORS. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by a majority of the directors then in office; provided, however, that from and after the first date as of which the Corporation has a class or series of capital stock registered under the Exchange Act, the number of directors which shall constitute the whole Board of Directors shall be not less than three and the Board of Directors shall be divided into three classes: Class I, Class II and Class III. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term expiring at the annual meeting next following the end of the calendar year 1998, the directors first elected to Class II shall serve for a term expiring at the annual meeting next following the end of the calendar year 1999, and the directors first elected to Class III shall serve for a term expiring at the annual meeting next following the end of the calendar year 2000. Each director shall hold office until the annual meeting at which such director's term expires and, the foregoing notwithstanding, shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide."


                                 ARTICLE THREE

     The Reverse Split will reduce the stated capital of the Corporation by $1,483.91 to a total of $1,494.59.


                                  ARTICLE FOUR

     The amendment made by these Amended and Restated Articles of Incorporation was effected in conformity with the provisions of the TBCA and such amendment (the "Amendment") made by these Amended and Restated Articles of Incorporation was duly adopted by the unanimous written consent of the shareholders of the Corporation entitled to vote thereon, in accordance with Article 9.10 of the TBCA, as of the 10th day of July 1998.


                                  ARTICLE FIVE

     The number of shares of the Corporation outstanding at the time of such adoption was 2,975,000 shares of Common Stock, 1,000 shares of Series A Preferred Stock and 2,500 shares of Series B Preferred Stock; the number of shares entitled to vote thereon was 2,975,000 shares of Common Stock. In accordance with Article 9.10 of the TBCA, the holders of all shares of Common Stock gave their written consent in favor of the Amendment.

                                  ARTICLE SIX

     The articles of incorporation and all amendments and supplements thereto are hereby superseded by the Amended and Restated Articles of Incorporation attached hereto as Exhibit I which accurately copy the entire text thereof as amended as above set forth.

Dated:  July 10, 1998                   Work International Corporation

                                          /s/  B. Garfield French
                                      -------------------------------------
                                               B. Garfield French
                                      President and Chief Executive Officer

                                                                       EXHIBIT I

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                         WORK INTERNATIONAL CORPORATION


                                   ARTICLE I
                                      NAME

     The name of the corporation is WORK International Corporation (the "Corporation").

                                   ARTICLE II
                          REGISTERED OFFICE AND AGENT

     The address of its registered office in the State of Texas is c/o C T Corporation System, 811 Dallas Avenue, Houston, Texas 77002. The name of its registered agent at such address is C T Corporation System.

                                  ARTICLE III
                                    PURPOSES

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the TBCA.

                                   ARTICLE IV
                            AUTHORIZED CAPITAL STOCK

     The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 55,000,000 shares, consisting of:
(i) 50,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), and (ii) 5,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine. Each share of Common Stock shall be entitled to one vote. The Board of Directors has designated two series of the Corporation's Preferred Stock. The Statement of Designation, Preferences, Rights and Limitations of the Series A Preferred Stock is attached hereto as Exhibit A and is incorporated herein by reference. The Statement of Designation, Preferences, Rights and Limitations of the Series B Preferred Stock is attached hereto as Exhibit B and is incorporated herein by reference.

     Each of the shares of the Common Stock outstanding at the date and time these Amended and Restated Articles of Incorporation are filed shall be split into 0.50120488 of a share of the Common Stock (the "Reverse Split") without any further action by the shareholders or Board of Directors of the Corporation. No fractional shares shall be issued, and the number of shares to be issued to each stockholder shall be rounded up or down to the nearest whole number. Pursuant to the terms of the Statement of Designation, Preferences, Rights and Limitations of the Series A Preferred Stock, as a result of the Reverse Split, the Conversion Factor for the Series A Preferred Stock will be 4.98798. Pursuant to the terms of the Statement of Designation, Preferences, Rights and Limitations of the Series B Preferred Stock, as a result of the Reverse Split, the Conversion Factor for the Series B Preferred Stock will be 7.980768.

     A. PREFERRED STOCK. The Preferred Stock may be divided into and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The relative rights and preferences of the Preferred Stock of each series shall be such as shall be stated in any resolution or resolutions adopted by the Board of Directors setting forth the designation of the series and fixing and determining the relative rights and preferences thereof (a "Directors' Resolution"). The Board of Directors is hereby authorized to fix and determine the powers, designations, preferences, and relative, participating, optional or other rights, including, without limitation, voting powers, full or limited, preferential rights to receive dividends or assets upon liquidation, rights of conversion or exchange into Common Stock, Preferred Stock of any series or other securities, any right of the Corporation to exchange or convert shares into Common Stock, Preferred Stock of any series or other securities, or redemption provision or sinking fund provisions, as between series and as between the Preferred Stock or any series thereof and the Common Stock, and the qualifications, limitations or restrictions thereof, if any, all as shall be stated in a Directors' Resolution, and the shares of Preferred Stock or any series thereof may have full or limited voting powers, or be without voting powers, all as shall be stated in a Directors' Resolution. Except where otherwise set forth in the Directors' Resolution providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors. The shares of Preferred Stock of any one series shall be identical with the other shares in the same series in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

     B. REACQUIRED SHARES OF PREFERRED STOCK. Shares of any series of any Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise), purchased by the Corporation, or which, if convertible or exchangeable, have been converted into, or exchanged for, shares of stock of any other class or classes or any evidences of indebtedness shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the Directors' Resolution providing for the issuance of any series of Preferred Stock and to any filing required by law.

     C. INCREASE IN AUTHORIZED PREFERRED STOCK. The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Preferred Stock as a class.

                                   ARTICLE V
                                   EXISTENCE

     The existence of the Corporation is to be perpetual.

                                   ARTICLE VI
                              NO PREEMPTIVE RIGHTS

     No stockholder shall be entitled, as a matter of right, to subscribe for or acquire additional, unissued or treasury shares of any class of capital stock of the Corporation whether now or hereafter authorized, or any bonds, debentures or other securities convertible into, or carrying a right to subscribe to or acquire such shares, but any shares or other securities convertible into, or carrying a right to subscribe to or acquire such shares may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

                                  ARTICLE VII
                              NO CUMULATIVE VOTING

     At each election of directors, every stockholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. No stockholder shall have the right to cumulate his votes in any election of directors.

                                  ARTICLE VIII
                    NO STOCKHOLDER ACTION WITHOUT A MEETING

     Except as otherwise required by law, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the President, the Board of Directors by the written order of a majority of the entire Board of Directors, by such other persons as may be set forth in the Bylaws of the Corporation (the "Bylaws"), or by the holders of at least fifty percent of all of the shares entitled to vote at the proposed special meeting; provided, however that from and after the first date as of which the Corporation has a class or series of capital stock registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders, and a special meeting of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors by the written order of a majority of the entire Board of Directors, and not by the stockholders except as otherwise provided by law or the Bylaws.

                                   ARTICLE IX
                                 VOTE REQUIRED

     Except as otherwise required by law, any corporate action that requires the approval of the stockholders of the Corporation, including, but not limited to, amendment of these Articles of Incorporation or any merger, reorganization, dissolution or liquidation of the Corporation, shall be approved by the affirmative vote of a majority of the shares entitled to vote thereon.

                                   ARTICLE X
                               BOARD OF DIRECTORS

     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred upon the Board of Directors by the TBCA or by the other provisions of these Articles of Incorporation, the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the TBCA, these Articles of Incorporation and the Bylaws of the Corporation (the "Bylaws"); provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

     1. NUMBER, ELECTION AND TERMS OF DIRECTORS. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by a majority of the directors then in office; provided, however, that from and after the first date as of which the Corporation has a class or series of capital stock registered under the Exchange Act, the number of directors which shall constitute the whole Board of Directors shall be not less than three and the Board of Directors shall be divided into three classes: Class I, Class II and Class III. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term expiring at the annual meeting next following the end of the calendar year 1998, the directors first elected to Class II shall serve for a term expiring at the annual meeting next following the end of the calendar year 1999, and the directors first elected to Class III shall serve for a term expiring at the annual meeting next following the end of the calendar year 2000. Each director shall hold office until the annual meeting at which such director's term expires and, the foregoing notwithstanding, shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide

     2. SUCCEEDING DIRECTORS. At such annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose terms then expires as directorships of another class in order to more nearly achieve equality of number of directors among the classes. In the event of any changes in the authorized number of directors, each director then continuing to serve shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. The Board of Directors shall specify the class to which a newly created directorship shall be allocated.

     3. REMOVAL OF DIRECTORS. No director of the Corporation shall be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Except as may otherwise be provided by law, cause of removal of a director shall be deemed to exist only if: (i) the director whose removal is proposed has been convicted, or where a director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has been found by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors called for that purpose or by a court of competent jurisdiction to have been grossly negligent or guilty of misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; or (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the Corporation.

     4. VACANCIES. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                                   ARTICLE XI
                                INDEMNIFICATION

     A. MANDATORY INDEMNIFICATION. Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is an alleged action in such person's official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the TBCA, or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person's heirs, executors and administrators. The Corporation's obligations under this Section A include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.

     B. PREPAYMENT OF EXPENSES. Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the TBCA or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the TBCA which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section A of this Article X or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation's Board of Directors deems appropriate.

     C. VESTING. The Corporation's obligation to indemnify and to prepay expenses under Sections A and B of this Article X shall arise, and all rights granted to the Corporation's directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws, no action taken by the Corporation, either by amendment of these Articles of Incorporation or the Bylaws or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under Sections A and B of this Article X which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.

     D. ENFORCEMENT. If a claim under Section A or Section B or both Sections A and B of this Article X is not paid in full by the Corporation within thirty
(30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the TBCA or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the TBCA or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

     E. NONEXCLUSIVE. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, bylaw, other provisions of these Articles of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     F. PERMISSIVE INDEMNIFICATION. The rights to indemnification and prepayment of expenses which are conferred to the Corporation's directors and officers by Sections A and B of this Article X may be conferred upon any employee or agent of the Corporation if, and to the extent, authorized by the Board of Directors.

     G. INSURANCE. The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Article X, the Bylaws, the TBCA or other applicable law.

     H. IMPLEMENTING ARRANGEMENTS. Without limiting the power of the Corporation to procure or maintain insurance or other arrangement on behalf of any of the persons as described in Section G of this Article X, the Corporation may, for the benefit of persons eligible for indemnification by the Corporation,
(i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or (iv) establish a letter of credit, guaranty or surety arrangement.

                                  ARTICLE XII
                           LIMITED DIRECTOR LIABILITY

     No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article XI shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) an act or omission for which the liability of a director is expressly provided for by an applicable statute, or (iv) for any transaction from which the director derived an improper personal benefit.

     If the Texas Miscellaneous Corporation Laws Act or any other applicable law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the such laws, as so amended. No amendment to or repeal of this Article XI will apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.

                                  ARTICLE XII
                                     BYLAWS

     Except as otherwise required by law, the Board of Directors is expressly and exclusively authorized to adopt, amend or repeal the Bylaws, or adopt new Bylaws, without any action on the part of the stockholders, and the stockholders of the Corporation may not adopt, amend or repeal the Bylaws, or adopt new Bylaws.

                                  ARTICLE XIV
                  INITIAL CONSIDERATION FOR ISSUANCE OF SHARES

     The Corporation shall not commence business until it has received for the issuance of its shares consideration of at least $1,000, consisting of money, labor done or property actually received.

                                   ARTICLE XV
                           CURRENT BOARD OF DIRECTORS

     The names and mailing addresses of the current members of the Board of Directors are:

                         B. Garfield French
                         700 Louisiana, Suite 3900
                         Houston, Texas 77002

                         Samuel R. Sacco
                         700 Louisiana, Suite 3900
                         Houston, Texas 77002

                                                                       EXHIBIT A

         STATEMENT OF DESIGNATION, PREFERENCES, RIGHTS AND LIMITATIONS
                                     OF THE
                            SERIES A PREFERRED STOCK
                                       OF
                         WORK INTERNATIONAL CORPORATION


     Pursuant to Section 2.13 of the Texas Business Corporation Act (the "TBCA"), Work International Corporation, a corporation organized and existing under the TBCA (the "Corporation"), does hereby certify:

     That, pursuant to authority conferred upon the Board of Directors of the Corporation by its Articles of Incorporation, and pursuant to the provisions of the TBCA, such Board of Directors by unanimous written consent dated October 6, 1997, duly adopted a resolution providing for the issuance of a series of One Thousand (1,000) shares of the Corporation's Preferred Stock, $.001 par value per share, to be designated "Series A Preferred Stock," and fixing the voting powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, which resolution is as follows:

     RESOLVED, that pursuant to the authority expressly granted and vested in the Board of Directors of the Corporation in accordance with the provisions of its Articles of Incorporation, there shall be established and authorized for issuance a series of the Corporation's Preferred Stock, $.001 par value per share, designated "Series A Preferred Stock" (herein referred to as "Series A Preferred Stock"), consisting of One Thousand (1,000) shares, each of the par value of $.001 per share, and having the voting powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations or restrictions set forth below:

     1.   Voting Rights.

          (a) The Corporation shall not, without the consent of the holders of at least a majority of the shares of the outstanding Series A Preferred Stock, adopt any amendment to this Statement which would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely, provided that no such consent shall be required with respect to
(i) any amendment to this Statement that increases or decreases the number of shares of Series A Preferred Stock which the Corporation is authorized to issue (provided that no such amendment shall reduce the number of authorized shares to below the number of shares then outstanding), or (ii) the establishment or issuance of any other series of Preferred Stock or any other class of stock of the Corporation that has any powers, preferences or rights that are different from, greater than, superior to or in preference of the Series A Preferred Stock.

          (b) Except as provided in paragraph (a) above or otherwise required by law, the holders of Series A Preferred Stock shall have no right or power to vote on the election of directors or on any other question or in any proceedings involving the Corporation.

     2.   Liquidation.

          (a) Preference. Subject to the rights of the holders of any other class or series of capital stock of the Corporation ranking senior to or on a parity with the Series A Preferred Stock with respect to liquidation, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of record of the issued and outstanding shares of Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available for distribution to the holders of shares of Series A Preferred Stock, prior and in preference to any distribution of any of the assets of the Corporation to the holders of common stock, par value $.001 per share (the "Common Stock"), of the Corporation and any other class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock with respect to liquidation, an amount in cash per share equal to $1,000. If, upon such liquidation, dissolution or winding up of the affairs of the Corporation, the assets of the Corporation distributable among the holders of Series A Preferred Stock and any class or series of capital stock of the Corporation ranking on a parity therewith in respect thereto shall be insufficient to permit the payment in full to all such holders of shares of the preferential amounts payable to them, then the entire assets of the Corporation available for distribution to such holders of shares shall be distributed ratably among such holders in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full. After payment of the full amount to which they are entitled upon liquidation pursuant to this Section 2(a), the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation or other entity nor a sale, transfer, lease or exchange of all or part of the Corporation's assets will be considered a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 2(a).

          (b) Adjustments. The liquidation preference provided for herein with respect to the Series A Preferred Stock shall be equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares with respect to the Series A Preferred Stock.

     3. Conversion Rights. The Series A Preferred Stock shall be convertible as follows:

          (a) Optional Conversion. Subject to and upon compliance with the provisions of this Section, the holder of any shares of Series A Preferred Stock shall have the right at such holder's option, without the payment of any additional consideration therefor, to convert any shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Ratio (as defined herein) in effect on any Conversion Date (as defined herein) upon the terms hereinafter set forth.

          (b) Conversion Ratio. Each share of Series A Preferred Stock shall be convertible pursuant to this Section into a number of shares of Common Stock determined by dividing: (x) 1,000 by (y) the Conversion Factor in effect on any Conversion Date (the "Conversion Ratio"). For the purposes of this Section 3, the term "Conversion Factor" initially shall mean 2.5.

          (c) Mechanics of Conversion. The holder of any shares of Series A Preferred Stock may exercise the conversion right specified in Section 3(a) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and of certificates for shares being converted is made, and such date is referred to herein as the "Conversion Date." Subject to the provisions of Section 3(f)(iv), as promptly as practicable thereafter the Corporation shall issue and deliver, or caused to be issued and delivered, to the holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Section 3(e). Subject to the provisions of Section 3(f)(iv), the person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver, or caused to be issued and delivered, to the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered.

          (d) Mandatory Conversion. Immediately upon the closing of any initial public offering of the Common Stock, each share of Series A Preferred Stock then outstanding shall be automatically converted, without any action on the part of the holder thereof, into such shares of Common Stock as such share of Series A Preferred Stock would be convertible into if converted at the option of the holder pursuant to Section 3(a). Following such mandatory conversion, holders of shares of Series A Preferred Stock shall only be entitled to the rights of holders of Common Stock and the Corporation.

          (e) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock is surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation shall pay out of funds legally available therefor a cash adjustment in respect of such fractional interest, rounded to the nearest one hundredth (1/100th) of a share, in an amount equal to that fractional interest of the then fair value, rounded to the nearest cent ($.01), of one share of Common Stock, as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment, which determination shall be final and binding; provided, however, if the Common Stock is then traded or quoted on a national exchange or a nationally recognized quotation system, the fair market value shall be the closing price of a share of Common Stock on such exchange or quotation system as of the Conversion Date.

          (f) Conversion Factor Adjustments. The Conversion Factor shall be subject to adjustment from time to time as follows:

               (i) Issuance of Preferred Stock. If the Corporation shall issue any shares of a class of Preferred Stock that is convertible into Common Stock at a conversion ratio more favorable to the holder of such Preferred Stock than the Conversion Ratio currently in effect for the Series A Preferred Stock (the "Other Preferred Stock"), then the Conversion Factor shall be adjusted so as to make the Conversion Ratio for the Series A Preferred Stock equal to the conversion ratio of such Other Preferred Stock.

               (ii) Stock Dividends, Subdivisions, Reclassifications or Combinations. If the Corporation shall (x) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (y) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock or (z) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Factor in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to that number determined by multiplying the Conversion Factor in effect by a fraction (x) the numerator of which shall be the total number of issued and outstanding shares of Common Stock immediately prior to such dividend, distribution, subdivision, combination or reclassification and (y) the denominator of which shall be the total number of issued and outstanding shares of Common Stock immediately after such dividend, distribution, subdivision, combination or reclassification. Successive adjustments in the Conversion Factor shall be made whenever any event specified above shall occur.

               (iii) Rounding of Calculations: Minimum Adjustment. All calculations under this Section 3(f) shall be made to the nearest cent ($.01) or to the nearest one hundredth (1/100th) of a share, as the case may be. Notwithstanding any provision of this Section 3 to the contrary, no adjustment in the Conversion Factor shall be made if the amount of such adjustment would be less than 1% of the then current Conversion Factor until the end of one year after such adjustment otherwise would have been required; but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate 1% of the then current Conversion Factor or more, provided that if the events giving rise to such adjustments occur within three months of each other, then such adjustments shall be calculated as if the events giving rise to them had occurred simultaneously on the date of the first such event.

               (iv) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 3(f) provide that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (x) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event, the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to Section 3(e); provided that the Corporation upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

          (g) Statement Regarding Adjustments. Whenever the Conversion Factor shall be adjusted as provided in Section 3(f), the Corporation shall forthwith file, at the office of any transfer agent for the Series A Preferred Stock and at the principal office of the Corporation, a statement showing in detail the method of calculation of such adjustment, the facts requiring such adjustment and the Conversion Factor that shall be in effect after such adjustment, and the Corporation shall, upon the request of any holder of Series A Preferred Stock, cause a copy of such statement to be sent by mail, first class postage prepaid to such holder at his address appearing on the Corporation's records. Each such statement shall be signed by the Corporation's president or chief financial officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of
Section 3(h).

          (h) Notice to Holders. In the event the Corporation shall propose to take any action of the type described in Section 3(f)(ii) or 3(i), the Corporation shall give notice to each holder of shares of Series A Preferred Stock in the manner set forth in Section 3(g), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Factor and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 calendar days prior to the date so fixed, and in the case of all other action, such notice shall be given at least 15 calendar days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (i) Mergers, etc. In the event the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, sale, lease or transfer of all or substantially all of its assets, reclassification of the Common Stock or reorganization of the Corporation) as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series A Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such transaction by a holder of that number of shares of Common Stock, or fraction thereof, into which one share of Series A Preferred Stock was convertible immediately prior to such transaction.

          (j) Treasury Stock. For the purposes of this Section 3, the sale or other disposition of any shares of Common Stock theretofore held in the Corporation's treasury shall be deemed to be an issuance thereof.

          (k) Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series A Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in the name other than that of the holder of the shares of Series A Preferred Stock in respect of which such shares are being issued.

     4. Reacquired Shares. Any shares of Series A Preferred Stock converted or otherwise acquired by the Corporation in any manner whatsoever shall not be reissued as part of such series and shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock.

     5.   Dividends.

          (a) Generally. Subject to the rights of the holders of any class or series of capital stock of the Corporation ranking senior to or on a parity with the Series A Preferred Stock with respect to dividends, the holders of the Series A Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors in respect of the Series A Preferred Stock.

          (b) Allocation of Dividends. Dividends payable on the Series A Preferred Stock, if paid, or if declared and set apart for payment, must be paid or declared and set apart for payment on all outstanding shares of Series A Preferred Stock contemporaneously. If dividends payable on the Series A Preferred Stock and any other class or series of capital stock of the Corporation ranking on a parity therewith in respect thereto are declared and paid in an amount less than all accumulated and current dividends on all such shares, the total amount declared and paid shall be allocated among all of such shares so that the per share dividend to be declared and paid on each share is the same percentage of the sum of the accumulated dividends for each such share.

          (c) Dividend Payment Preference. The Series A Preferred Stock shall have preference over the Common Stock as to payment of dividends. The Corporation shall not declare or pay any distributions to the holders of the Common Stock or any other class or series of capital stock ranking junior to the Series A Preferred Stock in respect of the payment of dividends at any time during which dividends declared or payable on outstanding Series A Preferred Stock have not been paid in full. In this Section 5(c), "distribution" means the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend solely in shares of Common Stock), or the purchase or redemption by the Corporation of shares of Common Stock or any other shares of capital stock of the Corporation ranking junior to the Series A Preferred Stock in respect of payment of dividends for cash or property, but does not include the repurchase by the Corporation of shares from an officer, director, employee or consultant of the Corporation.

     6.   Redemption.

          (a) Optional Redemption. The shares of Series A Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation at any time, and from time to time, after October 1, 2000, at the redemption price of $1,000 per share.

          (b) Mechanics of Redemption. Except as otherwise required by law, notice of any redemption pursuant to this Section 6 must be delivered in writing to the holder of Series A Preferred Stock whose shares are selected for redemption not less than 30 days prior to the redemption date. Such notice shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) the redemption price; and (iv) the method by which certificates for such shares are to be surrendered for redemption.
Upon surrender of the certificate for any shares called for redemption and not previously converted (properly endorsed or signed for transfer), such shares shall be redeemed by the Corporation at the date of redemption. From and after the date of redemption, unless the Corporation shall default in providing for the payment of the applicable redemption price, shares of Series A Preferred Stock will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation will cease, except the right to receive the redemption price.

     7. Exclusion of Other Rights. Unless otherwise required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.

                                                                       EXHIBIT B

         STATEMENT OF DESIGNATION, PREFERENCES, RIGHTS AND LIMITATIONS
                                     OF THE
                            SERIES B PREFERRED STOCK
                                       OF
                         WORK INTERNATIONAL CORPORATION


     Pursuant to Section 2.13 of the Texas Business Corporation Act (the "TBCA"), Work International Corporation, a corporation organized and existing under the TBCA (the "Corporation"), does hereby certify:

     That, pursuant to authority conferred upon the Board of Directors of the Corporation by its Articles of Incorporation, and pursuant to the provisions of the TBCA, such Board of Directors by unanimous written consent dated March 4, 1998, duly adopted a resolution providing for the issuance of a series of Three Thousand (3,000) shares of the Corporation's Preferred Stock, $.001 par value per share, to be designated "Series B Preferred Stock," and fixing the voting powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, which resolution is as follows:

     RESOLVED, that pursuant to the authority expressly granted and vested in the Board of Directors of the Corporation in accordance with the provisions of its Articles of Incorporation, there shall be established and authorized for issuance a series of the Corporation's Preferred Stock, $.001 par value per share, designated "Series B Preferred Stock" (herein referred to as "Series B Preferred Stock"), consisting of Three Thousand (3,000) shares, each of the par value of $.001 per share, and having the voting powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations or restrictions set forth below:

     1.   Voting Rights.

          (a) The Corporation shall not, without the consent of the holders of at least a majority of the shares of the outstanding Series B Preferred Stock, adopt any amendment to this Statement which would alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely, provided that no such consent shall be required with respect to
(i) any amendment to this Statement that increases or decreases the number of shares of Series B Preferred Stock which the Corporation is authorized to issue (provided that no such amendment shall reduce the number of authorized shares to below the number of shares then outstanding), or (ii) the establishment or issuance of any other series of Preferred Stock or any other class of stock of the Corporation that has any powers, preferences or rights that are different from, greater than, superior to or in preference of the Series B Preferred Stock.

          (b) Except as provided in paragraph (a) above or otherwise required by law, the holders of Series B Preferred Stock shall have no right or power to vote on the election of directors or on any other question or in any proceedings involving the Corporation.

     2.   Liquidation.

          (a) Preference. Subject to the rights of the holders of any other class or series of capital stock of the Corporation ranking senior to or on a parity with the Series B Preferred Stock with respect to liquidation, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of record of the issued and outstanding shares of Series B Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available for distribution to the holders of shares of Series B Preferred Stock, prior and in preference to any distribution of any of the assets of the Corporation to the holders of common stock, par value $.001 per share (the "Common Stock"), of the Corporation and any other class or series of capital stock of the Corporation ranking junior to the Series B Preferred Stock with respect to liquidation, an amount in cash per share equal to $1,000. If, upon such liquidation, dissolution or winding up of the affairs of the Corporation, the assets of the Corporation distributable among the holders of Series B Preferred Stock and any class or series of capital stock of the Corporation ranking on a parity therewith in respect thereto shall be insufficient to permit the payment in full to all such holders of shares of the preferential amounts payable to them, then the entire assets of the Corporation available for distribution to such holders of shares shall be distributed ratably among such holders in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full. After payment of the full amount to which they are entitled upon liquidation pursuant to this Section 2(a), the holders of shares of Series B Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation or other entity nor a sale, transfer, lease or exchange of all or part of the Corporation's assets will be considered a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 2(a).

          (b) Adjustments. The liquidation preference provided for herein with respect to the Series B Preferred Stock shall be equitably adjusted to reflect any stock dividend, stock distribution, stock split or reverse stock split, combination of shares, subdivision of shares or reclassification of shares with respect to the Series B Preferred Stock.

     3. Conversion Rights. The Series B Preferred Stock shall be convertible as follows:

          (a) Optional Conversion. Subject to and upon compliance with the provisions of this Section, the holder of any shares of Series B Preferred Stock shall have the right at such holder's option, without the payment of any additional consideration therefor, to convert any shares of Series B Preferred Stock into fully paid and nonassessable shares of Common Stock at the Conversion Ratio (as defined herein) in effect on any Conversion Date (as defined herein) upon the terms hereinafter set forth.

          (b) Conversion Ratio. Each share of Series B Preferred Stock shall be convertible pursuant to this Section into a number of shares of Common Stock determined by dividing: (x) 1,000 by (y) the Conversion Factor in effect on any Conversion Date (the "Conversion Ratio"). For the purposes of this Section 3, the term "Conversion Factor" initially shall mean 4.0.

          (c) Mechanics of Conversion. The holder of any shares of Series B Preferred Stock may exercise the conversion right specified in Section 3(a) by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and of certificates for shares being converted is made, and such date is referred to herein as the "Conversion Date." Subject to the provisions of Section 3(f)(iv), as promptly as practicable thereafter the Corporation shall issue and deliver, or caused to be issued and delivered, to the holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Section 3(e). Subject to the provisions of Section 3(f)(iv), the person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series B Preferred Stock surrendered for conversion, the Corporation shall issue and deliver, or caused to be issued and delivered, to the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series B Preferred Stock representing the unconverted portion of the certificate so surrendered.

          (d) Mandatory Conversion. Immediately upon the closing of any initial public offering of the Common Stock, each share of Series B Preferred Stock then outstanding shall be automatically converted, without any action on the part of the holder thereof, into such shares of Common Stock as such share of Series B Preferred Stock would be convertible into if converted at the option of the holder pursuant to Section 3(a). Following such mandatory conversion, holders of shares of Series B Preferred Stock shall only be entitled to the rights of holders of Common Stock and the Corporation.

          (e) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock is surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the Corporation shall pay out of funds legally available therefor a cash adjustment in respect of such fractional interest, rounded to the nearest one hundredth (1/100th) of a share, in an amount equal to that fractional interest of the then fair value, rounded to the nearest cent ($.01), of one share of Common Stock, as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment, which determination shall be final and binding; provided, however, if the Common Stock is then traded or quoted on a national exchange or a nationally recognized quotation system, the fair market value shall be the closing price of a share of Common Stock on such exchange or quotation system as of the Conversion Date.

          (f) Conversion Factor Adjustments. The Conversion Factor shall be subject to adjustment from time to time as follows:

               (i) Issuance of Preferred Stock. If the Corporation shall issue any shares of a class of Preferred Stock that is convertible into Common Stock at a conversion ratio more favorable to the holder of such Preferred Stock than the Conversion Ratio currently in effect for the Series B Preferred Stock (the "Other Preferred Stock"), then the Conversion Factor shall be adjusted so as to make the Conversion Ratio for the Series B Preferred Stock equal to the conversion ratio of such Other Preferred Stock.

               (ii) Stock Dividends, Subdivisions, Reclassifications or Combinations. If the Corporation shall (x) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (y) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock or (z) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Factor in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to that number determined by multiplying the Conversion Factor in effect by a fraction (x) the numerator of which shall be the total number of issued and outstanding shares of Common Stock immediately prior to such dividend, distribution, subdivision, combination or reclassification and (y) the denominator of which shall be the total number of issued and outstanding shares of Common Stock immediately after such dividend, distribution, subdivision, combination or reclassification. Successive adjustments in the Conversion Factor shall be made whenever any event specified above shall occur.

               (iii) Rounding of Calculations: Minimum Adjustment. All calculations under this Section 3(f) shall be made to the nearest cent ($.01) or to the nearest one hundredth (1/100th) of a share, as the case may be. Notwithstanding any provision of this Section 3 to the contrary, no adjustment in the Conversion Factor shall be made if the amount of such adjustment would be less than 1% of the then current Conversion Factor until the end of one year after such adjustment otherwise would have been required; but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate 1% of the then current Conversion Factor or more, provided that if the events giving rise to such adjustments occur within three months of each other, then such adjustments shall be calculated as if the events giving rise to them had occurred simultaneously on the date of the first such event.

               (iv) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 3(f) provide that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (x) issuing to the holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event, the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount of cash in lieu of a fractional share of Common Stock pursuant to Section 3(e); provided that the Corporation upon request shall deliver to such holder a due


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

     bill or other appropriate instrument evidencing such holder's right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

          (g) Statement Regarding Adjustments. Whenever the Conversion Factor shall be adjusted as provided in Section 3(f), the Corporation shall forthwith file, at the office of any transfer agent for the Series B Preferred Stock and at the principal office of the Corporation, a statement showing in detail the method of calculation of such adjustment, the facts requiring such adjustment and the Conversion Factor that shall be in effect after such adjustment, and the Corporation shall, upon the request of any holder of Series B Preferred Stock, cause a copy of such statement to be sent by mail, first class postage prepaid to such holder at his address appearing on the Corporation's records. Each such statement shall be signed by the Corporation's president or chief financial officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of
Section 3(h).

          (h) Notice to Holders. In the event the Corporation shall propose to take any action of the type described in Section 3(f)(ii) or 3(i), the Corporation shall give notice to each holder of shares of Series B Preferred Stock in the manner set forth in Section 3(g), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Factor and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of shares of Series B Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 calendar days prior to the date so fixed, and in the case of all other action, such notice shall be given at least 15 calendar days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (i) Mergers, etc. In the event the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, sale, lease or transfer of all or substantially all of its assets, reclassification of the Common Stock or reorganization of the Corporation) as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series B Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such transaction by a holder of that number of shares of Common Stock, or fraction thereof, into which one share of Series B Preferred Stock was convertible immediately prior to such transaction.

          (j) Treasury Stock. For the purposes of this Section 3, the sale or other disposition of any shares of Common Stock theretofore held in the Corporation's treasury shall be deemed to be an issuance thereof.

          (k) Costs. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series B Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in the name other than that of the holder of the shares of Series B Preferred Stock in respect of which such shares are being issued.

     4. Reacquired Shares. Any shares of Series B Preferred Stock converted or otherwise acquired by the Corporation in any manner whatsoever shall not be reissued as part of such series and shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock.

     5.   Dividends.

          (a) Generally. Subject to the rights of the holders of any class or series of capital stock of the Corporation ranking senior to or on a parity with the Series B Preferred Stock with respect to dividends, the holders of the Series B Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors in respect of the Series B Preferred Stock.

          (b) Allocation of Dividends. Dividends payable on the Series B Preferred Stock, if paid, or if declared and set apart for payment, must be paid or declared and set apart for payment on all outstanding shares of Series B Preferred Stock contemporaneously. If dividends payable on the Series B Preferred Stock and any other class or series of capital stock of the Corporation ranking on a parity therewith in respect thereto are declared and paid in an amount less than all accumulated and current dividends on all such shares, the total amount declared and paid shall be allocated among all of such shares so that the per share dividend to be declared and paid on each share is the same percentage of the sum of the accumulated dividends for each such share.

          (c) Dividend Payment Preference. The Series B Preferred Stock shall have preference over the Common Stock as to payment of dividends. The Corporation shall not declare or pay any distributions to the holders of the Common Stock or any other class or series of capital stock ranking junior to the Series B Preferred Stock in respect of the payment of dividends at any time during which dividends declared or payable on outstanding Series B Preferred Stock have not been paid in full. In this Section 5(c), "distribution" means the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend solely in shares of Common Stock), or the purchase or redemption by the Corporation of shares of Common Stock or any other shares of capital stock of the Corporation ranking junior to the Series B Preferred Stock in respect of payment of dividends for cash or property, but does not include the repurchase by the Corporation of shares from an officer, director, employee or consultant of the Corporation.

     6.   Redemption.

          (a) Optional Redemption. The shares of Series B Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation at any time, and from time to time, after March 1, 2001, at the redemption price of $1,000 per share.

          (b) Mechanics of Redemption. Except as otherwise required by law, notice of any redemption pursuant to this Section 6 must be delivered in writing to the holder of Series B Preferred Stock whose shares are selected for redemption not less than 30 days prior to the redemption date. Such notice shall state: (i) the redemption date; (ii) the number of shares of Series B Preferred Stock to be redeemed; (iii) the redemption price; and (iv) the method by which certificates for such shares are to be surrendered for redemption.
Upon surrender of the certificate for any shares called for redemption and not previously converted (properly endorsed or signed for transfer), such shares shall be redeemed by the Corporation at the date of redemption. From and after the date of redemption, unless the Corporation shall default in providing for the payment of the applicable redemption price, shares of Series B Preferred Stock will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation will cease, except the right to receive the redemption price.

     7. Exclusion of Other Rights. Unless otherwise required by law, the shares of Series B Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.